                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                            ALLIANT TECHSYSTEMS INC.

                                                                                        Jurisdiction of
                                 Name of Subsidiary                                      Organization
                                 ------------------                                      ------------
Alliant Holdings LLC                                                                       Delaware
-  Alliant Conventional Munitions LLC                                                      Delaware
    -  Alliant Ammunition and Powder Company LLC                                           Delaware
        -  New River Energetics, Inc.                                                      Delaware
    -  Alliant Lake City Small Caliber Ammunition Company LLC                              Delaware
    -  Alliant Ammunition Systems Company LLC                                              Delaware
    -  Alliant Kilgore Flares Company LLC                                                  Delaware
    -  Alliant Missile Products Company LLC                                                Delaware

-  Alliant Defense Systems LLC                                                             Delaware
    -  Alliant Defense Electronics Systems, Inc.                                           Delaware
    -  Alliant Integrated Defense Company LLC                                              Delaware
    -  Alliant Power Sources Company LLC                                                   Delaware
    -  Alliant Precision Fuze Company LLC                                                  Delaware

-  Alliant Propulsion and Composites LLC                                                   Delaware
    -  Alliant Aerospace Company                                                           Minnesota
        -  Alliant Aerospace Composite Structures Company LLC                              Delaware
        -  Alliant Aerospace Propulsion Company LLC                                        Delaware
    -  Alliant Southern Composites Company LLC                                             Delaware

Alliant International Holdings Inc.                                                        Minnesota
-  Alliant Assurance Ltd.                                                                  Vermont


The Registrant has other subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of March 31, 2000.